CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-6 (File No. 33-47176) ("the Registration Statement") of our report dated December 6, 2002 relating to the financial statements of Templeton Capital Accumulation Plans II and our report dated November 15, 2002 relating to the financial statements of Franklin/Templeton Distributors, Inc. and Subsidiaries which appears in such Registration Statements.

/s/PRICEWATERHOUSECOOPERS LLP

San Francisco, California
December 26, 2002